Exhibit 99.2

China Wind Systems, Inc. Announces New Chief Financial Officer, Independent Director

Press Release
Source: China Wind Systems, Inc. On Tuesday January 12, 2010, 8:00 am EST

WUXI, China, Jan. 12 /PRNewswire-Asia-FirstCall/ -- China Wind Systems, Inc. (Nasdaq: CWS) ("China Wind Systems" or the "Company"), a leading supplier of forged products and industrial equipment to the wind power and other industries in China, today announced the appointment of Ying (Teresa) Zhang as the Company's new Chief Financial Officer, effective January 11, 2010. Ms. Zhang replaced Leo Wang, who resigned as Chief Financial Officer on January 5, 2010 due to personal reasons. The Company also announced the appointment of Xuezhong Hua as an independent director, filling the vacancy created by the resignation of Lihua Tang on January 5, 2010.

Ms. Zhang possesses extensive experience in accounting, auditing, and financial analysis and reporting for both public and private companies in China and Australia. From July 2005 until January 2010, Ms. Zhang served as an auditing manager at GC Alliance HK CPA, an international accounting, taxation and advisory services firm in Beijing. From January 2003 to June 2005, Ms. Zhang served as a liaison officer for the Australian-Chinese Friendship Business Association. From July 2000 to September 2002, Ms. Zhang was an auditor at Ernst & Young in Beijing, China. Ms. Zhang is a Certified Practising Accountant in Australia. She earned her bachelor's degree in international accounting from Renmin University in China and her master's degree in accounting from Macquarie University in Australia. Ms. Zhang is fluent in English, Mandarin and Cantonese.

Mr. Hua was an economics researcher at Fujian Academy of Social Sciences between 1978 and 1991. Since retiring in 1991, Mr. Hua has written and published articles on economic theory and related studies. Mr. Hua is a graduate of Shanghai Industrial Management School and received his bachelor's degree in economics from Xiamen University.

"We are very fortunate to welcome both Ms. Zhang and Mr. Hua to our team," said Mr. Jianhua Wu, Chief Executive Officer of China Wind Systems. "We believe Ms. Zhang's expertise will enhance our financial reporting and financial planning processes, strengthening our profile as a NASDAQ listed company. Mr. Hua will be instrumental in strengthening our corporate governance. We thank Mr. Wang for his significant contributions to our Company and wish him success in his future endeavors."

About China Wind Systems, Inc.

China Wind Systems supplies forged rolled rings to the wind power and other industries and industrial equipment to the textile and energy industries in China. With its newly finished state-of-the-art production facility, the Company is expected soon to significantly increase its shipment of high-precision rolled rings and other essential components primarily to the wind power and other industries. For more information on the Company, visit http://www.chinawindsystems.com .. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov ). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

    For further information, please contact:

    Company Contact:

    China Wind Systems, Inc.
     Ms. Teresa Zhang
     Chief Financial Officer
     Tel:   +1-877-224-6696 x705
     Email: teresa.zhang@chinawindsystems.com
     Web:   http://www.chinawindsystems.com

    Investor Relations Contact:

    CCG Investor Relations
     Mr. Shaun Smolarz
     Financial Writer
     Tel: +1-646-701-7444
     Email: shaun.smolarz@ccgir.com

     Mr. Crocker Coulson
     President
     Tel:   +1-646-213-1915 (NY office)
     Email: crocker.coulson@ccgir.com
     Web:   http://www.ccgirasia.com